UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The

Securities Exchange Act of 1934

Date of report (Date of earliest event reported)   February 6, 2015

VACCINOGEN, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	000-54997	14-1997223
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

5300 Westview Drive, Suite 406, Frederick, MD	21703
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (301) 668-8400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 6, 2015, the Board of Directors (the “Board”) of Vaccinogen, Inc., a Maryland corporation (the “Company”) elected Ronald Kaiser and Hakan Edstrom as directors of the Company to fill vacancies on the Board created by the resignation of John Nicolis and the an increase in the size of the Board to six. Mr. Edstrom accepted his position as director of the Company on February 6, 2015 and Mr. Kaiser accepted his position as director of the Company on February 11, 2015.

Mr. Kaiser was appointed to serve on the Company’s Nominating and Corporate Governance Committee and Audit Committee. Mr. Kaiser will serve as Chairman of the Audit Committee in replacement of the currently serving Chairman.

Mr. Edstrom was appointed to serve on the Company’s Compensation Committee and Audit Committee. Mr. Edstrom will serve as Chairman of the Compensation Committee in replacement of the currently serving Chairman.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VACCINOGEN, INC.

Date: February 12, 2015	By:	/s/ Andrew L. Tussing
Andrew L. Tussing
President and Chief Executive Officer

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